EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES


The following tabulation presents the calculation of basic and diluted earnings per common share for the nine months and three-month periods ended September 30, 2001 and 2000:

                                                                 Nine Months Ended                      Three Months Ended
                                                                   September 30,                           September 30,
                                                           -------------------------------        ---------------------------------
                                                              2001                2000                2001              2000
                                                           ------------       ------------        -------------       -------------
Reported net income (loss) .........................       $    873,447       $ (1,057,966)       $     224,720       $  (1,801,539)
                                                           ============       ============        =============       =============

Earnings (loss) on common shares ...................       $    873,447       $ (1,057,966)       $     224,720       $  (1,801,539)

Weighted average common
shares outstanding - basic .........................          4,560,172          4,460,913            4,602,569           4,467,782
                                                           ============       ============        =============       =============
Earnings (loss) per common share - basic
  Income (loss) from continuing operations .........       $       0.19       $      (0.24)       $        0.05       $       (0.40)
                                                           ============       ============        =============       =============

Net income (loss) ..................................       $       0.19       $      (0.24)       $        0.05       $       (0.40)
                                                           ============       ============        =============       =============

Weighted average common
shares outstanding - diluted .......................          4,560,172          4,671,813            4,602,569           4,679,931
                                                           ============       ============        =============       =============

Earnings (loss) per common share - diluted income
  (loss) from continuing operations ................       $       0.19       $      (0.23)       $        0.05       $       (0.38)

                                                           ============       ============        =============       =============

Net income (loss) ..................................       $       0.19       $      (0.23)       $        0.05       $       (0.38)
                                                           ============       ============        =============       =============

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